Exhibit 10.1
SEI INVESTMENTS COMPANY

2014 OMNIBUS EQUITY COMPENSATION PLAN
RESTRICTED STOCK UNIT AGREEMENT

This RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of ________[_______ ] (the “Date of Grant”), is delivered by SEI Investments Company (the “Company”) to [____________] (the “Participant”).

RECITALS
A. The SEI Investments Company 2014 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of restricted stock units. The Compensation Committee of the Board of Directors of the Company (the “Committee”), with the approval of the Company’s Board of Directors (the “Board”), has decided to make a restricted stock unit grant as an inducement for the Participant to promote the best interests of the Company and its shareholders. A copy of the Plan is filed with the Securities and Exchange Commission as an exhibit to the Company’s periodic filings under the Securities Exchange Act of 1934.
B. The restricted stock unit grant confirmed hereby is subject in all respects to the terms and conditions of the Plan and the actions and determinations of the Committee under the Plan, and any provision hereof, to the extent inconsistent with the Plan, is null and void. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows
1.Grant of Stock Units. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant [________] restricted stock units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Company Stock”) on the applicable payment date set forth in Section 5 below.
2.Stock Unit Account. Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units recorded in the Stock Unit account, subject to Section 7 below. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.
3.Vesting.
a.The Stock Units shall vest [______] over [_____] years from [________] (the “Vesting Start Date”), with [____]% of the Stock Units vesting on [ ] each year starting on [_________] (each, a “Vesting Date”), subject to the Participant’s continued employment with the Employer through each Vesting Date.
b.The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.
c.[Consistent with the Participant’s Employment Agreement with the Company dated [_______] (the “Employment Agreement”), in the event the Participant’s employment is terminated by the Company without Cause (as defined in the Employment Agreement), or due to Disability (as defined in the Employment Agreement) or death, the Stock Units shall become fully vested as of the date of the termination (subject to the Participant’s execution and non-revocation of a written release of claims, in the event of termination without Cause), Disability, or death. ]
4.Termination of Stock Units. If the Participant ceases to be employed by the Employer for any reason other than as described in Section 3(c) above, or Section 6 in the event of a Change of

Control, before all the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment. No payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.
5.Payment of Stock Units.
a.If and when the Stock Units vest, the Company shall issue to the Participant one share of Company Stock for each vested Stock Unit, subject to applicable tax withholding obligations. Payment shall be made within 30 days after the applicable Vesting Date.
b.All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for taxes, if applicable. At the time of payment in accordance with Section 5(a) above, the number of shares issued to the Participant shall be reduced by a number of shares of Company Stock with a Fair Market Value equal to the federal (including FICA), state and local tax liabilities required by law to be withheld with respect to the payment of the Stock Units, unless the Participant elects to provide the tax withholding amount in another manner approved by the Committee. Share withholding for taxes shall not exceed the Participant’s minimum applicable withholding tax rate. To the extent not withheld in accordance with the immediately preceding sentence, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to reimburse the Company for the payment of, any taxes that the Company is required to withhold with respect to the Stock Units.
c.The obligation of the Company to deliver Company Stock shall be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The issuance of shares to Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
6.Change of Control. The provisions of the Plan applicable to a Change of Control shall apply to the Stock Units, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.
7.No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of Stock Units. Notwithstanding the foregoing, the Participant shall be entitled to accrue Dividend Equivalents on the shares underlying the Stock Units prior to vesting, which shall be credited to the Stock Unit account for the Participant and shall be paid in cash when the shares underlying the Stock Units vest and are issued in accordance with this Agreement.
8.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
9.Restrictive Covenants. The Participant agrees that, as a condition to receiving this grant of Stock Units, Participant will comply with the obligations set forth in the Participant’s Confidentiality, Non-Solicitation and Non-Competition Agreement dated [_______] with the Company.
10.No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.
11.Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred, except by will or the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Stock Unit by notice to the Participant, and the Stock Unit and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
12.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
13.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or email, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
14.Clawback Rights. The Stock Units shall be subject to any applicable compensation, clawback or recoupment policies that may be implemented by the Board, whether or not approved before or after the effective date of this Agreement.
15.Application of Section 409A of the Code. This Agreement is intended to be exempt from section 409A of the Code under the “short-term deferral” exception and, to the extent this Agreement is subject to section 409A of the Code, it will be administered in accordance with section 409A of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

SEI INVESTMENTS COMPANY

_____________________________
Name:
Title:
Date:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date Participant